LENNAR PARTNERS

An LNR Company

March 1, 2004

Wells Fargo Bank Minnesota, NA
9064 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services (CMBS), Wachovia 2003-C9
Re:	Annual Independent Public Accountant's Servicing Report
Pooling and Servicing Agreement
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, 2003-C9

To whom it may concern:

As of and for the year ended December 31, 2003, Lennar Partners, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers applicable to the commercial and multifamily mortgages for the special servicer as noted in the attachment to this assertion. As of and for this same period, Lennar Partners, Inc. had in effect a fidelity bond in the amount of $10,000,000 and an errors and omissions policy in the amount of $10,000,000.

Sincerely,

LENNAR PARTNERS, INC.

Susan K. Chapman
Susan K. Chapman
Vice President

cc:	Wachovia Bank, NA
NC 1075, 8739 Research Drive-URP4
Charlotte, NC 28288-1075
Wachovia Series 2003-C9

1601 Washington Avenue Suite 700 Miami Beach Florida 33130

Telephone: (305) 695-5600 Fax: (305) 695-5601

Wachovia 2003-C9

cc:	Wachovia Bank, NA
NC 1075, 8739 Research Drive-URP4
Charlotte, NC 28288-1075
Wachovia Series 2003-C9

LaSalle Bank NA
135 S. LaSalle Street, Ste. 1625
Chicago, IL 60603
Asset Backed Securities Wachovia 2003-C9

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288-0166
William J. Cohane

Citigroup Global Markets Inc.
388 Greenwich St. 11th Floor
New York, NY 10013

ABN AMRO Incorporated
New York, NY 10055
55 East 52nd Street
Frank Forelle

Goldman, Sachs & Co
85 Broad Street
New York, NY 10004
Rolf Edwards

Allied Capital Corporation
1919 Pennsylvania Avenue, 3rd Floor
Washington, D.C. 20006
John Scheurer

Fitch, Inc.
One State Street Plaza
New York, NY 10004
Commercial Mortgage Surveillance

S & P Ratings Services
55 Water Street
New York, NY 10041
CMBS Surveillance Group

Mortgage Bankers Association of America

Uniform Single Attestation Program for Mortgage Bankers

Minimum Servicing Standards Applicable to

Lennar Partners, Inc. as Special Servicer for

WBCM 2003-C9
Not
Minimum Servicing Standards	Applicable	Applicable

I. CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all	_________	____X____
custodial bank accounts and related bank clearing accounts.

2. Funds of the servicing entity shall be advanced in cases where	_________	____X____
there is an overdraft in an investor's or a mortgagor's account.

3. Each custodial account shall be maintained at a federally	_________	____X____
insured depository institution in trust for the applicable
investor.

4. Escrow funds held in trust for a mortgagor shall be returned to	_________	____X____
the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II. MORTGAGE PAYMENTS

1. Mortgage payments shall be deposited into the custodial bank	_________	____X____
accounts and related bank clearing accounts within two
business days of receipt.

2. Mortgage payments made in accordance with the mortgagor's	_________	____X____
loan documents shall be posted to the applicable mortgagor
records with two business days of receipt.

3. Mortgage payments shall be allocated to principal, interest,	____X____	_________
insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

4. Mortgage payments identified as loan payoffs shall be allocated	____X____	_________
in accordance with the mortgagor's loan documents.

III. DISBURSEMENTS

1. Disbursements made via wire transfer on behalf of a mortgagor	_________	____X____
or investor shall be made only by authorized personnel.

2. Disbursements made on behalf of a mortgagor or investor shall be	_________	____X____
posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

3. Tax and insurance payments shall be made on or before the	_________	____X____
penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

4. Any late payment penalties paid in conjunction with the payment	_________	____X____
of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the ____.

5. Amounts remitted to investors per the servicer's investor reports	_________	____X____
shall agree with cancelled checks, or other form of payment, or custodial bank statements.

6. Unused checks shall be safeguarded so as to prevent	_________	____X____
unauthorized access.

IV. INVESTOR ACCOUNTING AND REPORTING

1. The servicing entity's investor reports shall agree with or	____X____	_________
reconcile to investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V. MORTGAGE LOAN ACCOUNTING

1. The servicing entity's mortgage loan records shall agree with, or	_________	____X____
reconcile to, the records of mortgagors with respect to the
unpaid principal balance on a monthly basis.

2. Adjustments on ARM loans shall be computed based on the	_________	____X____
related mortgage note and any ARM rider.

3. Escrow accounts shall be analyzed, in accordance with the	_________	____X____
mortgagor's loan documents, on at least an annual basis.

4. Interest on escrow accounts shall be paid, or credited, to	_________	____X____
mortgagors in accordance with applicable state laws. (A
compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA's FAX ON
DEMAND service. For more information, contact MBA.)

VI. DELIQUENCIES

1. Records documenting collection efforts shall be maintained	____X____	_________
during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary. (e.g., illness or
unemployment).

VII. INSURANCE POLICIES

1. A fidelity bond and errors and omissions policy shall be in effect	____X____	_________
On the servicing entity throughout the reporting period in the
Amount of coverage represented to investors in management's
Assertion.